Exhibit 5.1

September 22, 2021

Nuvve Holding Corp.

2869 Historic Decatur Road

San Diego, California 92106

Re:       Registration Statement

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (the “Registration Statement”) filed by Nuvve Holding Corp. (the “Company”), a Delaware corporation, relating to the registration under the Securities Act of 1933, as amended (the “Act”), of (1) the resale by certain of the Company’s securityholders (the “Selling Securityholders”), as set forth in the Registration Statement, of (A) up to 8,755,261 shares of the Company’s common stock (the “Merger Shares”) issued in connection with the business combination (the “Business Combination”) between the Company, Newborn Acquisition Corp. (“Newborn”) and Nuvve Corporation (“Nuvve”), (B) up to 272,500 warrants sold by Newborn in a private placement concurrently with Newborn’s initial public offering, which were assumed by the Company in the Business Combination (the “Private Warrants”), and (C) up to 136,250 shares of the Company’s common stock (the “Private Warrant Shares”) issuable upon exercise of the 272,500 Private Warrants, and (2) the offer and sale by the Company of (A) up to 2,875,000 shares of the Company’s common stock (the “Public Warrant Shares,” and together with the Private Warrant Shares, the “Warrant Shares”) issuable upon exercise of the 5,750,000 warrants sold by Newborn in Newborn’s initial public offering, which were assumed by the Company in the Business Combination (the “Public Warrants,” and together with the Private Warrants, the “Warrants”), and (B) solely to the extent the Private Warrants are publicly sold prior their exercise, up to 136,250 Private Warrant Shares issuable upon exercise of the 272,500 Private Warrants.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

With respect to the Warrants and the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of the Company’s common stock, future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of the Company’s common stock than the number that then remain authorized but unissued. Further, we have assumed the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the shares of the Company’s common stock.

With regard to our opinion in paragraph 2 below, our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

Based upon the foregoing and subject to the assumptions set forth below, it is our opinion that:

1.                  The Merger Shares have been duly authorized and are legally issued, fully paid and nonassessable.

2.                  The Private Warrants have been duly authorized and constitute valid and legally binding obligations of the Company.

3.                  The Warrant Shares to be issued by the Company upon exercise of the Warrants have been duly authorized and, when issued in accordance with the applicable Warrants, will be legally issued, fully paid and nonassessable.

We have assumed that at or prior to the time of the delivery of any of the Warrant Shares, the Registration Statement will have been declared effective under the Act. The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware and the law of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller